EMPLOYMENT AGREEMENT
                               --------------------



               AGREEMENT dated May 19, 1993 between AFFILIATED PUBLICATIONS, INC., a Massachusetts corporation located at 135 Morrissey Boulevard, Boston, MA 02107 (the "Company"), GLOBE NEWSPAPER COMPANY, a Massachusetts corporation located at the same address (the "Globe"), and WILLIAM O. TAYLOR, an individual residing at 339 North Street, Medfield, Massachusetts 02052 (the "Employee").

               1.   Employment.    The  Company  agrees  to  employ  the
                    ----------
          Employee as Chairman and President of the Company and Chairman, Chief Executive Officer and Publisher of the Globe, rendering the services and performing the duties prescribed by the Company's Board of Directors. The Employee agrees, while employed hereunder, to perform his duties faithfully and to the best of his ability. The Employee shall be employed at the Company's offices in Boston, Massachusetts, and his principal duties shall be performed primarily in Boston, Massachusetts, except for business trips reasonable in number and duration. If there should be a Change in Control of the Company (as defined in Section 5.2), the Globe shall be substituted for the Company as employer and the Globe's Board of Directors shall be substituted for the Company's Board of Directors as the body prescribing the Employee's duties.

               2.   Term.    The  employment of  the  Employee hereunder
                    ----
          shall begin on the date hereof and shall continue through the earlier of (a) December 31, 1998 or (b) the occurrence of a Termination Date, as defined in Section 5 (the "Term").

               3.   Compensation.
                    ------------

                    3.1. As  compensation  for the  Employee's  services
               during the Term, the Company shall pay the Employee an annual base salary at the rate of $382,000 per year, payable weekly. Prior to the end of each year during the Term, the Company shall undertake an evaluation of the services of the Employee during the year then ended in accordance with the Company's Compensation Program at the date hereof (the "Program"). The Company shall consider the performance of the Employee, his contribution to the success of the Company and entities under common control with the Company (collectively,





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                                       -2-



               "Affiliates"), and other factors and shall fix an annual base salary to be paid to the Employee during the ensuing year.

                    3.2. Notwithstanding the foregoing,  the Company may
               change the Program from time to time or institute a successor to the Program, but the Employee's annual base salary shall in no event be less than his annual base salary in effect on the date of change adjusted regularly to reflect increases in the cost of living.

                    3.3. If  the  Employee is  prevented  by disability,
               for a period of six consecutive months, from continuing fully to perform his obligations hereunder, the Employee shall perform his obligations hereunder to the extent he is able and the Company may reduce his annual base salary to reflect the extent of the disability; provided that in no event may such rate, when added to payments received by him under any disability or qualified retirement or pension plan to which the Company or an Affiliate contributes or has contributed, be less than one-half of the annual base salary in effect at the time that such disability commenced. If there should be a dispute about the Employee's disability, disability shall be determined by the Board of Directors of the Company based upon a report from a physician who shall have examined the Employee. If the Employee claims disability, the Employee agrees to submit to a physical examination at any reasonable time or times by a qualified physician designated by the Chief Executive Officer and reasonably acceptable to the Employee.

               4.   Employee Benefits.   The Employee shall  be entitled
                    -----------------
          to participate in all "employee pension benefit plans," all "employee welfare benefit plans" (each as defined in the Employee Retirement Income Security Act of 1974) and all pay practices and other compensation arrangements maintained by the Company, on a basis at least as advantageous to the Employee as the basis on which other similarly situated executive employees of the Company are eligible to participate and, except as provided in Section 4.2, on a basis at least as advantageous to the Employee as the basis on which he participates therein on the date hereof. Without limiting the generality of the foregoing, the Employee shall be entitled to the following employee benefits (collectively, with the benefits contemplated by this Section 4, the "Benefits"):

                    4.1. The Employee  shall continue to  participate in
               the Supplemental Executive Retirement Plan under the formula in effect on the date hereof; provided that the Company may from time to time change the Plan or institute a successor to the Plan, so long as the





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                                       -3-



               Employee continues to be entitled to receive benefits in amounts at least equal to those specified in the Plan as in effect on the date hereof.

                    4.2. The  Employee  and  the  Employee's  dependents
               shall be covered by medical insurance comparable in scope to the coverage afforded on the date hereof, with only such contribution by the Employee toward the cost of such insurance as may be required from time to time from other employees at his level in the Program. If a Change in Control of the Company, as defined in Section 5.2.2, shall have occurred, the Company may not change the carriers providing medical insurance immediately before the change without the consent of the Employee, which consent will not unreasonably be withheld.

                    4.3. The  Employee  shall  be covered  by  the  cash
               bonus plan currently maintained by the Company and shall be afforded the opportunity thereunder to receive awards of percentages of annual base salary specified for his level in the Program, to be awarded upon the achievement of reasonable performance goals; provided that the Company may from time to time change the Program or institute a successor to the Program, so long as the Employee continues to be eligible to receive cash bonus awards of percentages of annual base salary in amounts at least equal to those specified for his level in the Program as in effect on the date hereof.

                    4.4. The  Employee  shall  be  eligible   each  year
               during the term of this Agreement to receive stock options under a stock option plan maintained by the Company for such numbers of shares and upon such terms and conditions as determined by the Company's Compensation Committee. If the Company no longer has a class of stock publicly-traded by reason of a Change in Control of the Company, as defined in Section 5.2.2, the Company's obligation under this Section 4.4 will be satisfied through options granted by the issuer with public stock then in control of the Company.

                    4.5. The Company agrees  that if  the Employee  dies
               during the term of this Agreement, the Employee's then spouse for the duration of her life shall be entitled to monthly payments equal to 2.5% of the Employee's annual base salary in effect at the time of his death ("Salary at Death"). If the Employee is survived by one or more children less than 23 years of age, 1.25% of the Salary at Death shall be paid to or for each such child until that child reaches 23 years of age, provided that each payment to or for children shall be proportionately reduced so that the aggregate of the payments for any month to the spouse and to or for the children shall not





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                                       -4-



               exceed 4.167% of the Salary at Death. The aggregate payments shall be proportionately reduced by the Family Death Benefits and/or the Normal Form for Married Participant benefit received by the spouse and children or other beneficiaries under any qualified retirement or pension plan to which the Company or any Affiliate contributes or has contributed (for example, the Family Death Benefit provided by subsection 6.1 of the Globe Newspaper Company Retirement Plan and the Normal Form for Married Participant Benefit provided by subsection
               4.3 of that Plan), but in addition to any other death benefits to which the spouse, the children or other beneficiaries may be entitled under any other retirement plan or agreement maintained by the Company or any Affiliate. Payment to or for a child shall be made to the child or to a custodian for the child under the Uniform Transfers to Minors Act (or similar legislation) or to a trust for the benefit of the child, whether alone or with his or her siblings, as designated by the Employee or, in the absence of effective designation, as determined by the Company in its discretion.

                    4.6. The Employee  shall  be entitled  to receive  a
               resignation bonus under the Company's Resignation Bonus Plan as in effect on the date hereof, based on compensation and service to the date of termination.

                    4.7. The Company  shall reimburse the  Employee from
               time to time for the reasonable expenses incurred by the Employee in connection with the performance of his obligations hereunder.

                    4.8. The  Employee  shall   be  entitled  to   legal
               holidays and to annual paid vacation in accordance with the Company's holiday and vacation policy on the date hereof.

                    4.9. The Company shall reimburse the Employee for financial counseling services received, up to $10,000 per year, and shall gross up the reimbursement so that it will not increase the federal or state income tax payable by the Employee.

                    4.10.   The  Employee  shall   be  entitled   to  an
               automobile, including maintenance and expenses, under the practice in effect on the date hereof.

          Notwithstanding the foregoing, the Company may from time to time change or substitute a plan or program under which one or more of the Benefits are provided to the Employee, provided that the Company first obtains the written consent of the Employee, which the Employee agrees not unreasonably to withhold, taking into account his personal situation.





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                                       -5-



               5.   Termination Date; Consequences  for Compensation and
                    ----------------------------------------------------
          Benefits
          --------

                    5.1. Definition of  Termination Date.   The first to
                         -------------------------------
               occur of the  following events shall  be the  Termination
               Date:

                         5.1.1. The date on which the Employee becomes entitled to receive long-term or shortterm disability payments by reason of total and permanent disability;

                         5.1.2.    The Employee's death;

                         5.1.3. Voluntary resignation after one of the following events shall have occurred, which event shall be specified to the Company by the Employee at the time of resignation: material reduction in the responsibility, authority, power or duty of the Employee or a material breach by the Company of any provision of this Agreement, which breach continues for 30 days following notice by the Employee to the Company setting forth the nature of the breach ("Resignation with Reason");

                         5.1.4.    Voluntary       resignation       not
                    accompanied by  a  notice  of  reason  described  in
                    Section 5.1.3 ("General Resignation");

                         5.1.5.    Discharge  of  the  Employee  by  the
                    Company after one of the following events shall have occurred, which event shall be specified to the Employee by the Company at the time of discharge: of a material act by the Employee against the Company involving moral turpitude, material willful misconduct in the discharge of his duties, conviction of the Employee or the entry of a plea of guilty or nolo contendere by the Employee to any crime involving moral turpitude, or any material breach of any term of this Agreement by the Employee which is not cured within 30 days after written notice from the Board of Directors of the Company to the Employee setting forth the nature of the breach ("Discharge for Cause");

                         5.1.6.    Discharge  of  the  Employee  by  the
                    Company  not  accompanied  by   a  notice  of  cause
                    described in Section 5.1.5 ("General Discharge").

                    5.2. Consequences  for  Compensation  and  Benefits.
                         ----------------------------------------------
               Following a Termination Date or expiration of this Agreement and through December 31, 2003, the Company
               will  furnish  to  the  Employee,  at  no   cost  to  the





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                                       -6-



               Employee, full office facilities with at least half-time secretarial services at a location selected by the Employee off the site of the Company's operations. If the Termination Date occurs by reason of disability, death, General Resignation, Discharge for Cause or, before a Change in Control of the Company, Resignation with Reason, the Company shall pay compensation to the Employee through the Termination Date and shall pay to the Employee all Benefits accrued through the Termination Date, payable in accordance with the respective terms of the plans, practices and arrangements under which the Benefits were accrued. If the Termination Date occurs by reason of General Discharge or, after a Change in Control of the Company, Resignation with Reason, (a) all stock options held by the Employee shall become immediately exercisable and shall remain exercisable for 30 days after the Termination Date, (b) the Company shall continue the health coverage contemplated by Section 4.2 through December 31, 1998, (c) the Company shall engage for the Executive, at the Company's expense, outplacement services appropriate to the Executive's position, for up to twelve months after the Termination Date, and (d) the Employee shall be entitled to receive, within 60 days after the Termination Date, the amount set forth in
               Section 5.2.1 or, if Section 5.2.2 is applicable and yields an amount equal to more than 90% of the amount set forth in Section 5.2.1 net after all applicable taxes, the amount set forth in Section 5.2.2.

                         5.2.1. The present value, calculated using the Pension Benefit Guaranty Corporation immediate discount rate for valuing benefits upon plan termination, of (a) the sum of (i) 125% of the Employee's annual base salary at the Termination Date and (ii) the target bonus for the year in which the Termination Date occurs, (b) multiplied by the number of weeks between the Termination Date and December 31, 1998 and (c) divided by 52.

                         5.2.2. If a Change in Control of the Company shall have occurred before the Termination Date, one dollar less than the amount which is three times the Employee's "base amount" of compensation and benefits, as defined in Section 280G of the Internal Revenue Code of 1986.

               A Change in Control of the Company shall occur upon the first to occur of the date when (a) persons who were Directors of the Company on May 19, 1993 no longer constitute a majority of the Board of Directors of the Company or (b) a person other than the trustees of





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                                       -7-



               either or both of the (i) Taylor Voting Trust created by an agreement dated October 1, 1954, as from time to time amended, or (ii) the trust created under the will of Eben D. Jordan or any voting trust created to supersede or succeed such testamentary trust, "beneficially owns" (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in the aggregate 50% or more of the outstanding shares of capital stock entitled to vote generally in the election of the Directors of the Company. If the payments made pursuant to this
               Section 5.2 give rise to an excise tax under Section 4999 of the Internal Revenue Code of 1986, the Company shall also pay to the Employee or directly to the Internal Revenue Service in a timely fashion an amount sufficient, after federal and state income taxes, to pay the excise tax so payable and all directly related interest and penalties (whether reported initially or subsequently assessed). In the event of a dispute between the Company and the Employee with respect to the amount contemplated by the preceding sentence, the matter shall be determined (at the Company's expense) by an independent nationally-recognized accounting firm reasonably acceptable to both parties; provided, however, that the Employee shall cooperate with the Company in his tax reporting position and any defense thereof (which the Company shall control) in order to minimize the amount of such payments to the extent the Company has a reasonable legal basis therefor.

                    5.3. Liquidated   Damages;  No   Duty  to   Mitigate
                         -----------------------------------------------
               Damages.   The  amounts payable  pursuant to  Section 5.2
               -------
               shall be deemed liquidated damages for the early termination of this Agreement and shall be paid to the Employee regardless of any income the Employee may receive from any other employer, and the Employee shall have no duty of any kind to seek employment from any other employer during the balance of the Term.

               6.   Indemnification.   The  Company shall  indemnify the
                    ---------------
          Employee  against  all  loss,   cost,  liability  and  expense
          arising from the Employee's service to the Company or any Affiliate, whether as officer, director, employee, fiduciary of any employee benefit plan or otherwise, upon terms at least as favorable to the Employee as those provided by the Articles of Organization and By-laws of the Company on the date hereof.

               7.   Agreement Not  to  Compete.    The  Employee  agrees
                    --------------------------
          that, while serving as an Employee of the Company, he will not serve as an employee or director of any business entity other than the Company and its Affiliates, but may serve as a director of a reasonable number of not-for-profit corporations and may devote a reasonable amount of time to





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                                       -8-



          charitable and community service. For the period beginning on the Termination Date and continuing for the number of weeks or years specified below opposite the termination benefit payable to the Employee, the Employee shall not engage, directly or indirectly, in the newspaper business in the Boston Consolidated Metropolitan Statistical Area as defined on December 31, 1992:

               Termination Benefit                     Period
               ----------- -------                     ------

               Amount set forth in           Longer of (a) number of
               Section 5.2.1                 weeks between Termination
                                             Date and December 31, 1988
                                             or (b) one year


               Amount set forth in           3 years
               in Section 5.2.2

               Neither the amount set        1 year
               forth in Section 5.2.1
               nor the amount set forth
               in Section 5.2.2

          The Employee may hold stock or a limited partnership interest of 5% or less in any publicly-traded entity engaged in such newspaper business without violating this Agreement.

               8.   Agreement Not to  Solicit.  For  one year  following
                    -------------------------
          any Termination Date, regardless of the reason, the Employee shall not solicit any employee of the Company or an Affiliate to leave such employment and to provide services to the
          Employee or any business entity by which the Employee is employed or in which the Employee has a material financial interest. Soliciting a former employee of the Company and its Affiliates to provide such services shall not be a violation of this Agreement.

               9.   Confidential  Information.     Unless  the  Employee
                    -------------------------
          shall first secure consent of the Company, the Employee shall not disclose or use, either during or after the Term, any secret or confidential information of the Company or any Affiliate, whether or not developed by the Employee, except as required by his duties to the Company or the Affiliate.

               10.  Arbitration.   In  the event  that any  party hereto
                    -----------
          has any claim hereunder, the party shall promptly notify each other party of such claim. If within 30 days of the receipt of such notice of claim, the parties cannot agree on a resolution of such claim, the parties agree to submit such dispute to binding arbitration to be held in Boston, Massachusetts under the rules of the American Arbitration Association. Any such arbitration shall be conducted by





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                                       -9-



          three arbitrators, one of whom shall be selected by the Employee, one of whom shall be selected by the Company and the Globe and one of whom shall be selected by the arbitrators so selected. The expenses of any such arbitration shall be paid by the non-prevailing party, as determined by the final order of the arbitrators.

               11.  Guarantee.    The  Globe  guarantees  the  full  and
                    ---------
          prompt payment and performance by the Company of all its obligations under this Agreement. This guarantee is in consideration of past and future services by the Employee to the Globe, and this guarantee is intended to take effect as a sealed instrument under the laws of Massachusetts.

               12.  Notices.  Whenever under  this Agreement any  notice
                    -------
          is to be given by the Company, the Globe or the Employee to the others, such notice shall be written and shall be delivered by hand, if to the Company or the Globe, at 135 Morrissey Boulevard, Boston, MA 02107, Attention:
          Treasurer, and if to the Employee, at his address specified above or at such other address as the Employee shall furnish to the Company in writing.

               13.  Governing  Law.   This Agreement  shall be  deemed a
                    --------------
          contract made and performed in the Commonwealth of Massachusetts, and shall be governed by the laws of the Commonwealth of Massachusetts.

               14.  Entire   Agreement;  Amendment.     This   Agreement
                    ------------------------------
          constitutes the entire agreement of the parties. This Agreement supersedes the Agreement between the Globe and the Employee dated October 24, 1986 and any other individual agreement between the Employee and the Company and/or the Globe and may be altered or amended or any provision hereof waived only by an agreement in writing signed by the party against whom enforcement of any alteration, amendment, or waiver is sought. No waiver by any party of any breach of this Agreement shall be considered as a waiver of any subsequent breach.

               15.  Binding  Obligations.    This   Agreement  shall  be
                    --------------------
          binding upon and inure to the benefit of the Company and the Globe and their successors and assigns and the Employee and his personal representatives.

               16.  Assignability.    Neither  this  Agreement  nor  any
                    ------------
          benefits payable to the Employee hereunder shall be assigned, pledged, anticipated, or otherwise alienated by the Employee, or subject to attachment or other legal process by any creditor of the Employee, and notwithstanding any attempted assignment, pledge, anticipation, alienation, attachment, or other legal process, any benefit payable to the Employee hereunder shall be paid only to the Employee or his estate.





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                                       -10-



               IN WITNESS WHEREOF, the Company and the Globe, by their officers hereunto duly authorized, and the Employee have signed and sealed this Agreement as of the date first written above.

                                        AFFILIATED PUBLICATIONS, INC.



                                        By: s/ William B. Huff
                                            ---------------------------
                                               Executive Vice President


                                        GLOBE NEWSPAPER COMPANY



                                        By: s/ Richard C. Ockerbloom
                                            ---------------------------
                                               President


                                        s/  William O. Taylor
                                        -------------------------------
                                             William O. Taylor